Exhibit 99.1

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NEWS

RELEASE

Media inquiries:	Investor/Analyst inquiries:
Michelle Davidson Corporate Media Relations ARAMARK Corporation 215-238-3523	Gary Sender Investor Relations ARAMARK Corporation 215-238-3361

ARAMARK BOARD OF DIRECTORS DECLARES

INITIAL QUARTERLY CASH DIVIDEND

Philadelphia, PA, November 11, 2003 – ARAMARK Corporation (NYSE: RMK), a world leader in managed services, today announced that its Board of Directors has declared an initial quarterly cash dividend of $0.05 per share on its Class A and Class B common stock. The dividend will be payable on December 12, 2003 to ARAMARK shareholders of record at the close of business on November 24, 2003. This is the first quarterly dividend declared since the Company’s common stock began trading on the New York Stock Exchange in December 2001 after 17 years as a private corporation.

Commenting on the Board’s decision to pay a quarterly cash dividend, ARAMARK Chairman and Chief Executive Officer Joseph Neubauer said, “The initiation of a quarterly dividend demonstrates the Board’s confidence in the Company’s financial condition and expectations for continued positive cash flow. The strength of ARAMARK’s cash flow enables us to provide additional value for our shareholders through both the initiation of a quarterly dividend and share repurchases, while also providing the cash necessary to finance reinvestment in our operations, maintain a prudent level of debt, and fund potential acquisitions. Moreover, changes in the tax law this year have increased the attractiveness of dividend payouts.”

About ARAMARK

ARAMARK is a world leader in providing managed services — including food, facility and other support services and uniform and career apparel. ARAMARK has leadership positions serving the business, education, healthcare, government and sports and recreation sectors. In FORTUNE Magazine’s 2003 survey of the “Most Admired Companies in America,” ARAMARK ranks No. 1 in the outsourcing services category and is No. 10 among all companies included in the survey by overall score as evaluated by peers within the industry. Headquartered in Philadelphia, ARAMARK has approximately 200,000 employees serving clients in 18 countries.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts.

They use words such as “aim,” “anticipate,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

The forward-looking statements regarding such matters are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

Factors that might cause such a difference include: unfavorable economic conditions, including ramifications of any future terrorist attacks; increased operating costs; shortages of qualified personnel; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs; our ability to integrate and derive the expected benefits from recent acquisitions; competition; decline in attendance at client facilities; unpredictability of sales and expenses due to contract terms and terminations; clients’ disputes of our contract determinations; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations; liability associated with non-compliance with governmental regulations, including regulations pertaining to food services and the environment; and seasonality.

For further information regarding risks and uncertainties associated with ARAMARK’s business, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of ARAMARK’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting ARAMARK’s investor relations department via its web site www.aramark.com.

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.